SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 29, 2004





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


         New York                        1-3247                16-0393470
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of Incorporation)                 File Number)          Identification No.)



         One Riverfront Plaza, Corning, New York              14831
-------------------------------------------------------------------------------
       (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code          (607) 974-9000
                                                    ---------------------------

                                      N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



                                Page 1 of 3 Pages

Item 9. Regulation FD Disclosure.
        ------------------------

     On April 29, 2004, Corning Incorporated issued a press release relating to its annual meeting of shareholders and that press release is furnished herewith as Exhibit 99.

Exhibit
-------

     99 Press Release dated April 29, 2004, issued by Corning Incorporated.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2004


                                    CORNING INCORPORATED


                                    By:/s/ WILLIAM D. EGGERS
                                    -------------------------------
                                    William D. Eggers
                                    Senior Vice President and General Counsel

                                                                    Exhibit 99
                                                                    ----------


FOR RELEASE -- APRIL 29, 2004

Media Relations Contact:                    Investor Relations Contact:
Monica L. Ott                               Kenneth C. Sofio
(607) 974-8769                              (607) 974-7705
ottml@corning.com                           sofiokc@corning.com

                 Corning Chairman to Shareholders: "We're Moving
                           from `Survive' to `Thrive'"

    Multiple growth opportunities play to company's strengths, Houghton says

CORNING, N.Y. -- Corning Incorporated's (NYSE:GLW) Chairman and Chief Executive Officer, James R. Houghton, today told shareholders that the company is continuing to make significant progress in meeting its financial goals, and is poised for growth in a number of strong high-tech markets.

"Last year, we had begun our road to recovery," Houghton said. "We had already taken dramatic actions to stop the bleeding of cash and to ensure that our balance sheet remained healthy. And we were surviving.

"But I also told you one year ago that just surviving the downturn would not be enough. We had to move from `survive' to `thrive' once again. And I told you that one day soon, we would be talking about growth - significant growth - once again. Today, thanks to our businesses successes in 2003, we're here to do exactly that," Houghton said.

Houghton's remarks were part of his annual address to more than 500 shareholders assembled for the company's annual meeting in Corning, N.Y. He reiterated the company's frequent message that it is concentrating its' efforts on protecting its financial health; improving profitability; investing in its future; and to live its values. "I'm very happy to tell you that we're doing very well in all these areas," he said.

Financial health
Houghton pointed out that the company's balance sheet remains strong, and that it continues to reduce its debt burden each quarter while maintaining adequate cash balances. "The major credit rating agencies have all moved us to a `stable' outlook, so we are regaining their confidence," he said.

Regarding profitability, Houghton pointed to the fact that the company improved net profit before special charges by $500 million last year, the most significant year-to-year improvement in the company's history. "And, again excluding special charges, we were profitable last year by a few cents per share."

                                     (more)

Corning Chairman to Shareholders: "We're Moving From `Survive to Thrive'"
Page Two

"Now, is it enough to be profitable by just a few cents? Of course not. So we are continuing with our plans to improve our financial performance," Houghton said. He referred to the company's strong first-quarter results, with sales exceeding expectations and earnings of eight cents per share, excluding special items. "If positive economic and market trends continue, we expect a good increase in sales and earnings this year," he said.

Investing in the future
Houghton reminded shareholders of the company's continued commitment to innovation. In reference to Corning's broad range of technological opportunities, Houghton said, "We have taken to saying that `our glass is full.'" He pointed to what he called "the depth and breadth of our innovation pipeline," with special emphasis on those with the most significant near-term potential: liquid-crystal display glass; diesel filters and substrates; and fiber in the access network. He outlined how high-technology opportunities fit well with Corning's strengths in innovation and knowledge of advance materials, and in solving complex problems for customers. He told shareholders, "with all that in mind, I think you'll have no trouble understanding why we feel so good about Corning's current situation, and about the future that is shaping up for us, both in the near-term and over the years to come."

Houghton closed by thanking Corning employees and the members of the Corning community for their ongoing support of the company. "This is a wonderful community - one which we are proud to call home," he said. "Your belief in this company and in this management has given all of us the energy and the will we needed to pull through this most difficult time. We will continue to draw on your support as we move toward our bright future."

In other business, shareholders elected the following directors to three-year terms: Dr. Jeremy R. Knowles, professor and former dean, faculty of arts and sciences, Harvard University; Eugene C. Sit, chairman, chief executive officer and chief investment officer of Sit Investment Associates, Inc.; William D. Smithburg, retired chief executive officer and chairman, Quaker Oats Company; Hansel E. Tookes II, retired chief executive officer and chairman, Raytheon Aircraft Company; and Wendell P. Weeks, president and chief operating officer, Corning Incorporated.

Shareholders also ratified the Corning Board audit committee's appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.

A shareholder proposal regarding certain future severance agreements with senior executives passed. The non-binding proposal urges the Board of Directors to seek shareholder approval for future senior executive severance agreements that exceed certain financial maximums. The Board and its compensation committee have agreed to review the matter carefully.

                                     (more)

Corning Chairman to Shareholders: "We're Moving From `Survive to Thrive'" Page Three

Presentation of Information in This News Release
The comment about "improved net profit before special charges by $500 million last year" is a non-GAAP measure as it excludes special items in periods compared -- gains or losses arising from previously announced restructuring actions, asset impairments and other charges, gains or charges related to ongoing debt reduction program, adjustments to the company's asbestos settlement reserve and income from discontinued operations. The company believes presenting net profit before special charges is helpful to understanding improvements in Corning's operating results including equity earnings. Corning provides a reconciliation of profitability on its investor relations website (www.corning.com/investor_relations).

About Corning Incorporated
Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.

Webcast Information
The company hosted a live audio webcast of the 2004 annual meeting of shareholders in Corning, N.Y., from 11 a.m. to 12:15 p.m. EST, April 29, 2004. To access the webcast archive, go to http://www.corning.com/investor_relations and click on the webcast icon. No password or registration is required. The webcast will be archived on the Web site for one year following the broadcast.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.